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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1997, which appears on page F-11 of the 1996 Annual Report to Shareholders of Exxon Corporation, which is incorporated by reference in Exxon Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading 'Experts and Counsel' in this Registration Statement.

PRICE WATERHOUSE LLP

Dallas, Texas
October 28, 1997

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